UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 2, 2003
                                                           ------------


                       COMMUNITY CAPITAL BANCSHARES, INC.
                      -----------------------------------
               (Exact name of registrant as specified in charter)

     GEORGIA                 000-25345               58-2413468
---------------------------------------------------------------
 (State or other            (Commission            (IRS Employer
 jurisdiction of            File Number)         Identification No.)
  incorporation)


2815  MEREDYTH  DRIVE,  ALBANY,  GA                                   31707
---------------------------------------------------------------------------
        (Address of principal executive offices)                    (Zip Code)

Registrant's  telephone  number,  including  area  code    (229)  446-2265
                                                        ------------------



          (Former name or former address, if changed since last report)


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ITEM  5.     OTHER  EVENTS.

       On July 2, 2003, Community Capital Bancshares, Inc. ("Community Capital") entered into an agreement with First Bank of Dothan, Inc. ("First Bank"), providing for Community Capital's acquisition of First Bank pursuant to the merger of First Bank with and into a wholly owned acquisition subsidiary to be formed by Community Capital, with the acquisition subsidiary surviving the merger. Upon the consummation of the merger, First Bank will be a wholly owned subsidiary of Community Capital and will continue to operate as a state chartered bank located and headquartered in Dothan, Alabama. The terms of the merger are more fully described in the Agreement and Plan of Merger which is attached as Exhibit 99.1 to this report.

     Consummation of the merger is subject to certain conditions, including approval by the shareholders of First Bank and the receipt of various regulatory approvals. The merger is expected to close during the fourth quarter of 2003.


ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

               EXHIBIT  NO.          DESCRIPTION
               ------------          -----------

                   99.1 Agreement and Plan of Merger by and between First Bank of Dothan, Inc. and Community Capital Bancshares, Inc., dated as of July 2, 2003.

                   99.2              Press  Release,  dated  July  3,  2003.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              COMMUNITY CAPITAL BANCSHARES, INC.


Dated:  July  3,  2003
                                              By:     /s/  Robert  E.  Lee
                                                 -------------------------
                                              Name:   Robert  E.  Lee
                                                   -----------------------
                                              Title:  President
                                                    ----------------------

                                  EXHIBIT INDEX

EXHIBIT  NO.     DESCRIPTION
------------     -----------

99.1 Agreement and Plan of Merger by and between First Bank of Dothan, Inc. and Community Capital Bancshares, Inc., dated as of July 2, 2003.

99.2             Press  Release,  dated  July  3,  2003.


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